Exhibit 99.1

[GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE

CONTACT:
THE MANAGEMENT NETWORK GROUP, INC.    OR    BRAINERD COMMUNICATORS
Regina Whitley                              Brian Schaffer (Investors)
regina.whitley@tmng.com                     schaffer@braincomm.com
800.876.5329 x340                           Ray Yeung (Media)
                                            yeung@braincomm.com
                                            212.986.6667



                     TMNG REPORTS 2004 FIRST QUARTER RESULTS



OVERLAND PARK, KS - MAY 6, 2004 - The Management  Network Group,  Inc.  (Nasdaq:
TMNG), a leading provider of management consulting services to the global communications industry, today reported financial results for its 2004 first quarter ended April 3, 2004.

Revenue in the first quarter of 2004 was $5.8 million, compared with $6.4 million in the fourth quarter of 2003 and $7.2 million in the first quarter of 2003. During the quarter gross margin was 48.7%, compared with 51.6% in the fourth quarter of 2003 and 49.5% in the first quarter of 2003. Loss from continuing operations before income taxes in each of the first quarters, 2004 and 2003 was $2.0 million and $2.1 million, respectively. Included in the loss from continuing operations in each of the first quarters, 2004 and 2003 were non-cash charges of $0.9 million. Net loss for the quarter was $4.3 million, or $0.12 per diluted share, compared with a net loss of $1.2 million, or $0.04 per diluted share in last year's first quarter.

As previously disclosed as a subsequent event in the company's recent 10-K filing with the SEC for fiscal year 2003, the company recorded a loss from discontinued operations of $2.3 million or $0.06 per diluted share during the first quarter of 2004 related to the discontinuation of operations of the hardware segment of the business. Management and the Board determined that this segment of the business did not align well with the strategic focus of the company.

The company ended the first quarter with a strong cash position of $51.2 million, virtually no long-term debt, stockholders' equity of $69.9 million, and working capital of approximately $56.2 million.

"Our first quarter results were clearly disappointing, although we were able to maintain a relatively flat loss from continuing operations compared with last year's first quarter due to continuing cost reduction initiatives," said Rich Nespola, TMNG Chairman and CEO. "However, it is our belief that our 1Q 2004 revenues are not illustrative of the positive trends that continue to take hold in several emerging areas of opportunity, including wireless, where we're emphasizing new consulting offerings in WiMAX (802.16) and Wireless Number Portability (WNP), and our TMNG Resources unit, which generated 30% sequential revenue growth. We also believe that in collaboration with our global technology partners we have architected a best-in-class managed services offering and have been actively presenting this solution to potential clients. Overall, TMNG's service offerings are positioned squarely within the needs of our customers in a transforming telecom industry; however, the dynamics of the telecom industry with continually shifting regulatory and competitive landscapes continues to limit our visibility into the timing of contract awards and engagement start dates."

CONFERENCE CALL
TMNG will host a conference call at 5:00 p.m. ET today to discuss 2004 first quarter results. Investors can access the conference call via a live webcast on the company's Web site, www.tmng.com, or by dialing 877-297-4509. A replay of the conference call will be archived on the company's Web site for one week. Additionally, the archived call can be accessed by dialing 877-519-4471, pin number 4714034, through May 12, 2004.

ABOUT TMNG
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of strategy, management, marketing, operational and technology consulting services to the global communications industry. With more than 400 consultants worldwide, TMNG serves communications service providers, technology companies, and financial services firms. Since the company's inception in 1990, TMNG and its subsidiaries - TMNG Strategy, TMNG Marketing, TMNG Technologies and TMNG Europe
- have served more than 1,000 clients  worldwide,
including all the Fortune 500 telecommunications companies. TMNG is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, Dallas, San Diego, London, New York, San Francisco, Toronto, Utrecht and Washington, D.C. TMNG can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. IN PARTICULAR, ANY STATEMENTS CONTAINED HEREIN REGARDING EXPECTATIONS WITH RESPECT TO FUTURE BUSINESS, REVENUES OR PROFITABILITY ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT AFFECT ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS INCLUDE, AMONG OTHER THINGS, CONDITIONS IN THE TELECOMMUNICATIONS INDUSTRY, OVERALL ECONOMIC AND BUSINESS CONDITIONS, THE DEMAND FOR THE COMPANY'S GOODS AND SERVICES, AND TECHNOLOGICAL ADVANCES AND COMPETITIVE FACTORS IN THE MARKETS IN WHICH THE COMPANY COMPETES. THESE RISKS AND UNCERTAINTIES ARE DESCRIBED IN DETAIL FROM TIME TO TIME IN TMNG'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                     (Please see attached financial tables)

                       THE MANAGEMENT NETWORK GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (in thousands, except per share data)

                                                         Quarter Ended

                                                 April 3, 2004    March 29, 2003

    Revenues                                      $  5,779           $ 7,240

    Cost of services:
      Direct cost of services                        2,913             3,673
      Equity related charges (benefit)                  54               (20)
                                                  ---------          ---------
           Total                                     2,967             3,653

      Gross profit                                   2,812             3,587

      Operating expenses:
        Selling, general and administrative          4,097             4,841
        Depreciation and amortization                  520               945
        Equity related charges                         283                11
                                                  ---------          ---------
           Total                                     4,900             5,797
                                                  ---------          ---------

      Loss from continuing operations               (2,088)           (2,210)

      Other income, net                                127               160
                                                  ---------          ---------

      Loss from continuing operations before
        income tax (provision) benefit              (1,961)           (2,050)

      Income tax (provision) benefit                   (14)              748
                                                  ---------          ---------
      Loss from continuing operations               (1,975)           (1,302)

      Discontinued operations:
        Net income (loss) from discontinued
          operations                                   (63)               71
        Loss on disposition of discontinued
          operations                                (2,213)
                                                  ---------          ---------

      Net loss                                    $ (4,251)          $(1,231)
                                                  =========          =========

      Loss from continuing operations per
        common share
          Basic and diluted                       $  (0.06)          $ (0.04)
                                                  =========          =========
      Income (loss) from discontinued
        operations per common share
          Basic and diluted                       $  (0.06)          $  0.00
                                                  =========          =========
      Net loss per common share
          Basic and diluted                       $ ($0.12)          $ (0.04)
                                                  =========          =========
      Shares used in calculation of net
        loss per common share
          Basic and diluted                         34,503             33,347
                                                  =========          =========

                       THE MANAGEMENT NETWORK GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                    Unaudited
                                 (in thousands)

    ASSETS
                                               April 3, 2004     January 3, 2004

    CURRENT ASSETS:
      Cash and cash equivalents                   $ 51,184           $ 52,875
      Receivables, net                               7,544              6,864
      Refundable income taxes                        1,506              1,557
      Other assets                                   1,086                710
                                                  --------           --------
         Total current assets                       61,320             62,006

    GOODWILL                                        13,365             15,528

    INTANGIBLES, net                                 1,140              1,478

    PROPERTY & EQUIPMENT, net                        1,411              1,558

    OTHER ASSETS                                       416                402
                                                  --------           --------

    TOTAL ASSETS                                  $ 77,652           $ 80,972
                                                  ========           ========

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
      Trade accounts payable                      $    477           $    635
      Accrued liabilities and other                  4,615              4,140
                                                  --------           --------
         Total current liabilities                   5,092              4,775

    NONCURRENT LIABILITIES                           2,667              2,828

    STOCKHOLDERS' EQUITY                            69,893             73,369
                                                  --------           --------

    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                         $ 77,652           $ 80,972
                                                  ========           ========


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